Calculation of Filing Fee Tables
S-8
Terreno Realty Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	2,686,616	$ 56.49	$ 151,766,937.84	0.0001531	$ 23,235.52
Total Offering Amounts:						$ 151,766,937.84		$ 23,235.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,235.52
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, par value $0.01 per share (the "Common Stock"), of Terreno Realty Corporation (the "Registrant") that become issuable under the Registrant's 2025 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based on the average of the high and low sales prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on July 28, 2025, a date within five business days prior to the filing of this Registration Statement.